EXHIBIT (h)(7)
                                                                 --------------

                                Board of Trustees
                            Utilities Stock Portfolio
                          Meeder Asset Management, Inc.
                                       and
                         Miller/Howard Investments, Inc.
                                  P.O. Box 7177
                               6000 Memorial Drive
                               Dublin, Ohio 43017


         We, Utilities Stock Portfolio (the "Portfolio"), Meeder Asset Management, Inc., investment adviser for the Portfolio ("Meeder"), and Miller/Howard Investments, Inc., investment sub-adviser for the Portfolio ("Miller/Howard"), invite you, Morgan Keegan Select Fund, Inc., (the "Company"), on behalf of your series, Morgan Keegan Utility Fund (the "Fund"), to invest the Fund's assets in the Portfolio in exchange for a beneficial interest in the Portfolio ("Shares") on the following terms and conditions:

                                        I
                           INVESTMENTS AND REDEMPTIONS

         1.1 INVESTMENTS. The Fund will invest substantially all of its investable assets in the Portfolio and, in exchange therefore, the Portfolio will issue to the Fund Shares equal in value to the net value of the assets of the Fund conveyed to the Portfolio. On or before the time the Fund makes its investment (the "Time of Investment") in the Portfolio, the Fund will execute and deliver to the Portfolio an Application substantially in the form of Exhibit A to this Agreement. Except as otherwise provided in Paragraph 3.1(c) hereof, the Fund may add to or reduce its investment in the Portfolio as described in the registration statement of the Portfolio filed on Form N-1A. In connection with each investment, the Portfolio shall deliver to the Fund such documents as the Fund reasonably may request.

         1.2 INVESTMENT DATE. Investments shall occur on such date as the parties hereto agree upon and on subsequent Business Days as the Fund determines. ("Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission ("SEC")). All acts occurring on the date of investment shall be deemed to occur simultaneously as of the last daily determination of the Portfolio's net asset value on the date of investment.

         1.3  REDEMPTIONS.  The  Portfolio  will  redeem any full or  fractional
Shares of the Portfolio when requested by the Fund in accordance with the operational procedures mutually agreed to by the Portfolio and the Fund from time to time and the provisions of the registration statement of the Portfolio filed on Form N-1A. The Portfolio shall ensure that it makes payment for such Shares in the manner it establishes from time to time, but in no event shall payment be delayed for a greater period than is permitted by the Investment Company Act of 1940, as amended (the "1940 Act") (including any rule or order of the SEC thereunder).

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         1.4  PURCHASE AND REDEMPTION PROCEDURES.  The  Portfolio  shall  accept purchase and redemption orders from the Fund on each Business Day, provided that such orders are sent by the Fund and received by the Portfolio prior to 9:00 a.m. (Eastern time) on such Business Day and reflect purchase and redemption orders received from the Fund's shareholders in good order prior to the time the net asset value of the Portfolio is priced (the Portfolio's "valuation time") on the prior Business Day. Any such purchase or redemption order received after the Portfolio's valuation time on a Business Day shall be deemed received prior to 9:00 a.m. (Eastern time) on the next succeeding Business Day. Purchase and redemption orders shall be provided to the Portfolio in such written or electronic form (including facsimile) as may be mutually acceptable to the Portfolio and the Fund. The Portfolio may reject purchase and redemption orders that are not in proper form.

         1.5 TAX NOTICES. The Portfolio shall furnish prompt notice to the Fund of any income, dividends or capital gain distribution payable on Shares. The Fund shall receive all such income, dividends and capital gain distributions as are payable in additional Shares. The Portfolio shall notify the Fund of the number of Shares so issued as payment of such dividends and distributions.

         1.6 NET ASSET VALUE DATA. The Portfolio shall make the net asset value per Share available to the Fund on a daily basis as soon as reasonably practical after such net asset value per share is calculated.

         1.7 CONDITIONS PRECEDENT. The obligations of each party to consummate the transactions provided for herein shall be subject to:

         (a) performance by the other parties of all the obligations to be performed by the other parties hereunder on or before the Time of Investment,

         (b) all representations and warranties of the other parties contained in this Agreement being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Time of Investment, with the same force and effect as if made on and as of the Time of Investment, and

         (c) the further condition that on or before the Time of Investment all necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby.

                                       II
                         REPRESENTATIONS AND WARRANTIES

         2.1  THE PORTFOLIO.  The Portfolio represents and warrants as follows:


              (a) ORGANIZATION. The Portfolio is duly organized and validly existing under the laws of the State of New York as a business trust. The Portfolio has the requisite power and authority to own property and conduct its business as proposed to be conducted pursuant to this Agreement.

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              (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this
Agreement by the Portfolio and the consummation of the transactions contemplated hereby have been duly authorized by the Portfolio's Board of Trustees.

              (c) AUTHORIZATION OF ISSUANCE OF INTEREST. The issuance by the Portfolio of Shares in exchange for the Investment by the Fund has been duly authorized by the Portfolio's Board of Trustees. When issued in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable by the Portfolio.

              (d) NO BANKRUPTCY PROCEEDINGS. The Portfolio is not under the jurisdiction of a court in a proceeding under Title 11 of the Bankruptcy Code or similar case within the meaning of Section 368(a)(3)(A) of the Bankruptcy Code.

              (e) FISCAL YEAR. The fiscal year end of the Portfolio is December 31.

              (f) AUDITORS. The Portfolio has appointed KPMG LLP as its independent public accountant to certify the Portfolio's financial statements in accordance with Section 32 of the 1940 Act, and shall promptly notify the Fund if any other independent public accountant is designated to perform this function.

              (g) SEC FILINGS. The Portfolio has duly filed all forms, reports, proxy statements and other documents (collectively, "SEC Filings") required to be filed with the SEC pursuant to the Securities Exchange Act of 1934 (the "1934 Act") and 1940 Act (collectively, the "Securities Laws") in connection with any meetings of its investors and its registration as an investment company. Shares are not required to be registered under the Securities Act of 1933, as amended (the "1933 Act"), because such Shares are offered solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. The SEC Filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and the rules and regulations thereunder, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (h) SEC REGISTRATION STATEMENT. The registration statement of the Portfolio filed on Form N-1A (including amendments and supplements thereto) does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (i) 1940 ACT REGISTRATION. The Portfolio is duly registered as an open-end management investment company under the 1940 Act, and its registration is in full force and effect.

              (j) TAX STATUS. The Portfolio is taxable as a partnership under the Internal Revenue Code of 1986, as amended (the "Code").

              (k) PRICING AND IN-KIND REDEMPTION PROCEDURES. The Portfolio has adopted pricing and valuation procedures that comply with the 1940 Act and in-kind redemption procedures that comply with the 1940 Act and any related


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interpretations issued by the SEC staff.

              (l) ONGOING REPRESENTATIONS. The representations contained in this
Section 2.1 shall be deemed to be repeated upon each investment by the Fund in the Portfolio.

         2.2 MEEDER. Meeder represents and warrants as follows:

              (a) ORGANIZATION. Meeder is a corporation duly organized, validly existing and in good standing under the laws of Ohio and has the requisite power and authority to conduct its business as contemplated by this Agreement.

              (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by Meeder has been duly authorized by all necessary actions by Meeder.

              (c) INVESTMENT ADVISER. Meeder is duly registered as an investment adviser with the SEC in good standing under the Investment Advisers Act of 1940 and in all jurisdictions where such registration is required to conduct the activities contemplated herein.

              (d) SEC REGISTRATION STATEMENT. The registration statement of the Company (relating to the Fund) filed on Form N-1A (including amendments and supplements thereto), with respect to information about Meeder and its affiliates (including information regarding each of the principals of Meeder and any investment performance information relating to Meeder and its affiliates), does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.3 MILLER/HOWARD. Miller/Howard represents and warrants as follows:

              (a) ORGANIZATION. Miller/Howard is a corporation duly organized, validly existing and in good standing under the laws of ______________ and has the requisite power and authority to conduct its business as contemplated by this Agreement.

              (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by Miller/Howard has been duly authorized by all necessary actions by Miller/Howard.

              (c) INVESTMENT ADVISER. Miller/Howard is duly registered as an investment adviser with the SEC in good standing under the Investment Advisers Act of 1940 and in all jurisdictions where such registration is required to conduct the activities contemplated herein.

              (d) SEC REGISTRATION STATEMENT. The registration statement of the Company (relating to the Fund) filed on Form N-1A (including amendments and supplements thereto), with respect to information about Miller/Howard and its affiliates (including information regarding each of the principals of Miller/Howard and any investment performance information relating to any of them), does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


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         2.4  THE FUND.  The Fund represents and warrants as follows:

              (a) ORGANIZATION. The Fund is a series of a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power and authority to own its property and conduct its business as proposed to be conducted as described in its N-1A Registration Statement filed with the SEC.

              (b) AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement by the Fund, the performance by the Fund of its obligations hereunder, and the consummation by the Fund of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Fund, and no other action or proceeding is necessary for the execution and delivery of this Agreement by the Fund, the performance by the Fund of its obligations hereunder, and the consummation by the Fund of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Fund and constitutes a legal, valid and binding obligation of the Fund, enforceable against it in accordance with its terms.

              (c) AUTHORIZATION OF INVESTMENT. The Investment has been duly authorized by all necessary action on the part of the Board of Directors and shareholders of the Fund.

              (d) SEC FILINGS.  The Fund has duly filed all SEC Filings required to be filed with the SEC pursuant to the Securities Laws in connection with the registration of its shares, any meetings of its shareholders and its registration as an investment company. The SEC filings were prepared in accordance with the requirements of the Securities Laws, as applicable, and did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (e) 1940 ACT REGISTRATION. The Fund is duly registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

              (f) TAX STATUS. The Fund will qualify for treatment as a regulated investment company ("RIC") under Subchapter M of the Code, for its current taxable year.

              (g)  NO  BANKRUPTCY  PROCEEDINGS.   The  Fund  is  not  under  the
jurisdiction of a court in a proceeding under Title 11 of the United States Code or similar case within the meaning of Section 368(a)(3)(A) of the Code.

              (h) CASH. The Investment will consist solely of cash.

              (i) FISCAL YEAR. The Fund shall, prior to the Time of Investment, take appropriate action to adopt a fiscal year ending December 31. In addition, so long as the Fund maintains its investment in the Portfolio, the Fund will not change its fiscal year end so as to have a different fiscal year end from that of the Portfolio without the prior written consent of the Portfolio.


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              (j)  AUDITORS.  The Fund shall,  prior to the Time of  Investment, take appropriate action to select KPMG LLP as the Fund's independent public accountants to certify the Fund's financial statements in accordance with
Section 32 of the 1940 Act. In addition, so long as the Fund maintains its investment in the Portfolio, the Fund will not appoint a different firm as its independent public accountants without the prior written consent of the Portfolio.

              (k) ONGOING REPRESENTATIONS. The representations contained in this
Section 2.4 shall be deemed to be repeated upon each investment by the Fund in the Portfolio.

                                       III
                                    COVENANTS

         3.1  THE PORTFOLIO.  The Portfolio covenants as follows:

              (a) ADVANCE REVIEW OF FILINGS. The Portfolio will furnish to the Fund, at least five business days prior to filing, draft amendments to the registration statement of the Portfolio filed on Form N-1A.

              (b) TAX STATUS. The Portfolio will qualify to be taxable as a partnership under the Code for all periods during which this Agreement is in effect, except to the extent that the failure to so qualify results from any action or omission of the Fund.

              (c) AVAILABILITY OF SHARES. Subject to compliance with the terms of this Agreement, the Portfolio shall permit the Fund to make additional investments in the Portfolio on each Business Day on which shares of the Fund are sold to the public; provided, however, that the Portfolio may refuse to permit the Fund to make additional investments on any day on which the Trustees of the Portfolio reasonably determine that permitting additional investments by a Fund would constitute a breach of their fiduciary duties to the Portfolio.

              (d) INVESTMENT OBJECTIVE. The Portfolio will notify the Fund at least 75 days prior to making any material changes to its investment objective or policies.

         3.2  INDEMNIFICATION BY THE PORTFOLIO.

              (a) The Portfolio will indemnify and hold harmless the Company, the Fund, and their directors, officers and employees and each other person who controls the Fund, as the case may be, within the meaning of Section 15 of the 1933 Act (each a "Covered Person" and collectively "Covered Persons"), against any and all losses, claims, demands, damages, liabilities and expenses (each a "Liability" and collectively, the "Liabilities") (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith) which

                  (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon any omission or commission by the Portfolio (either during the course of its daily activities or in connection with the accuracy of its representations or


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warranties  in this  Agreement)  that caused or  continues  to cause the Fund to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Company or Fund (other than an imputed act or omission based upon an act or omission of the Portfolio);

                  (ii) arise out of or are based upon an inaccurate calculation of the Portfolio's net asset value (whether by the Portfolio or any party retained by the Portfolio for that purpose);

                  (iii) arise out of (A) any untrue statement of a material fact in the registration statement of the Portfolio filed on Form N-1A (including amendments and supplements thereto) or omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) any untrue statement of a material fact in the registration statement of the Company (relating to the Fund) filed on Form N-1A (including amendments and supplements thereto) with respect to information about the Portfolio (including any investment performance information of the Portfolio) that is furnished by the Portfolio specifically for inclusion in the Company's Form N-1A, or omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any untrue statement of a material fact in advertising or sales literature used by the Company on behalf of the Fund, or an omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if included at the request, or with the written permission, of the Portfolio;

                  (iv) arise out of the Portfolio's failure to qualify as a regulated investment company under the Code;

                  (v) result from the failure of any representation or warranty made by the Portfolio to be accurate when made or the failure of the Portfolio to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                  (vii) arise out of any unlawful or negligent act by the Portfolio, whether such act was committed against Meeder, Miller/Howard, the Portfolio, the Fund or any third party;

                  (vii) arise out of any claim that the systems, methodologies, or technology used in connection with operating the Portfolio, including the technologies associated with maintaining the master-feeder structure of the Portfolio, violates any license or infringes upon any patent or trademark;

                  (viii) arise out of any claim that the use of the names used by the Portfolio or any corresponding use by the Fund of names used by the Portfolio violates any license or infringes upon any trademark; or

                  (ix) result from any Liability of the Portfolio to any investor in the Portfolio (or shareholder thereof), other than the Fund (and its shareholders); provided, however, that in no case shall the Portfolio be liable


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with  respect to any claim made  against  any such  Covered  Person  unless such
Covered Person shall have notified the Portfolio in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to a Covered Person or any federal, state or local tax deficiency has come to the attention of the Fund or a Covered Person. Failure to notify the Portfolio of such claim shall not relieve it from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this paragraph.

              (b) INDEMNIFICATION OF MILLER/HOWARD. The Portfolio will indemnify and hold harmless Miller/Howard, and each of its respective Trustees, directors and officers and each person, if any, who controls Miller/Howard within the meaning of Section 15 of the 1933 Act (each a "Miller/Howard Indemnified Party" and collectively, the "Miller/Howard Indemnified Parties") against any and all Liabilities (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), which

                  (i) arise out of (A) any untrue statement of a material fact in the registration statement of the Portfolio filed on Form N-1A (including amendments and supplements thereto) or omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) any untrue statement of a material fact in advertising or sales literature used by Miller/Howard, or an omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if included at the request, or with the written permission, of the Portfolio;

                  (ii) result from the failure of any representation or warranty made by the Portfolio to be accurate when made or the failure of the Portfolio to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                  (iii) arise out of any unlawful or negligent act by the Portfolio, whether such act was committed against Miller/Howard, the Fund, the Company, the Portfolio, Meeder, or any third party.

         3.3  THE FUND.  The Fund covenants that:

         (a) WRITTEN CONSENT OF SHAREHOLDERS. The Fund will obtain the unanimous written consent of its shareholders to approve the Investment and to take all other action necessary or advisable to implement the Investment.

         (b) ADVANCE REVIEW OF CERTAIN DOCUMENTS. The Fund will furnish to the Portfolio, at least 5 days prior to filing or first use, as the case may be, drafts of the Fund's registration statement on Form N-1A (including amendments), prospectus supplements and supplemental advertising. The Portfolio will, however, in no way be liable for any errors or omissions in such documents whether or not it makes any objection thereto.


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         (c)  INDEMNIFICATION  OF  THE  PORTFOLIO  AND  MEEDER.  The  Fund  will indemnify and hold harmless the Portfolio and Meeder, and each of their respective Trustees, directors and officers and each person, if any, who controls the Portfolio or Meeder within the meaning of Section 15 of the 1933 Act (each a "Meeder Indemnified Party" and collectively, the "Meeder Indemnified Parties") against any and all Liabilities (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), which

                  (i) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon any omission or commission by the Fund or the Company (either during the course of their daily activities or in connection with the accuracy of their representations or warranties in this Agreement) that caused or continues to cause a Meeder Indemnified Party to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Portfolio or Meeder (other than an imputed act or omission based upon an act or omission of the Portfolio or Meeder);

                  (ii) arise out of (A) any untrue statement of a material fact in the registration statement of the Fund filed on Form N-1A (including amendments and supplements thereto) or omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) any untrue statement of a material fact in advertising or sales literature used by the Portfolio or Meeder, or an omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if included at the request, or with the written permission, of the Company or the Fund;

                  (iii) arise out of the Fund's failure to qualify as a regulated investment company under the Code;

                  (iv) result from the failure of any representation or warranty made by the Fund to be accurate when made or the failure of the Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                  (v) arise out of any unlawful or negligent act by the Fund or the Company, whether such act was committed against the Fund, the Company, the Portfolio, Meeder, Miller/Howard or any third party;

                  (vi) arise out of any claim that the use of the names used by the Fund or the Company violates any license or infringes upon any trademark; or

                  (vii) result from any Liability of the Fund to any shareholder in the Fund or any Liability of the Company to any shareholder in any other series of the Company; provided, however, that in no case shall the Fund be


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liable  with  respect to any claim made  against  any Meeder  Indemnified  Party unless such Meeder Indemnified Party shall have notified the Fund in writing of the nature of the claim within a reasonable time after the summons, other first legal process or formal or informal initiation of a regulatory investigation or proceeding shall have been served upon or provided to any Meeder Indemnified Party or any federal, state or local tax deficiency has come to the attention of any Meeder Indemnified Party. Failure to notify the Fund of such claim shall not relieve it from any liability that it may have to any Meeder Indemnified Party otherwise than on account of the indemnification contained in this paragraph.

         (d) INDEMNIFICATION OF MILLER/HOWARD. The Fund will indemnify and hold harmless Miller/Howard, and each Miller/Howard Indemnified Party against any and all Liabilities (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), which

                  (i) arise out of (A) any untrue statement of a material fact in the registration statement of the Fund filed on Form N-1A (including amendments and supplements thereto) or omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) any untrue statement of a material fact in advertising or sales literature used by Miller/Howard, or an omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if included at the request, or with the written permission, of the Company or the Fund;

                  (ii) result from the failure of any representation or warranty made by the Fund to be accurate when made or the failure of the Fund to perform any covenant contained herein or to otherwise comply with the terms of this Agreement;

                  (iii) arise out of any unlawful or negligent act by the Fund or the Company, whether such act was committed against Miller/Howard, the Fund, the Company, the Portfolio, Meeder, or any third party.

         3.4 INDEMNIFICATION BY MEEDER. Meeder will indemnify and hold harmless the Company, the Fund, and their Covered Persons, against any and all Liabilities (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), which

              (a) arise out of or are based upon any of the Securities Laws, any other statute or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such Liabilities arise out of or are based upon any omission or commission by Meeder or its affiliates (either during the course of its daily activities or in connection with the accuracy of its representations or its warranties in this Agreement) that caused or continues to cause the Fund to violate any federal or state securities laws or regulations or any other applicable domestic or foreign law or regulations or common law duties or obligations, but only to the extent that such Liabilities do not arise out of and are not based upon an omission or commission of the Company or Fund (other than an imputed act or omission based upon an act or omission of Meeder or its affiliates);

              (b) arise out of (A) any untrue statement of a material fact in the registration statement of the Company (relating to the Fund) filed on Form N-1A (including amendments and supplements thereto) with respect to information about Meeder or its affiliates (including any investment performance information of Meeder or its affiliates) that is furnished by Meeder or its affiliates specifically for inclusion in the Company's Form N-1A or omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (B) any untrue statement of a material fact in advertising or sales literature used by the Company on behalf of the Fund, or an omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if included at the request, or with the written permission, of Meeder;

              (c) result from the failure of any representation or warranty made by Meeder to be accurate when made or the failure of Meeder to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; or

              (d) arise out of any unlawful or negligent act by Meeder or its affiliates, whether such act was committed against Meeder, the Portfolio, the Fund, Miller/Howard or any third party.

         3.5 INDEMNIFICATION BY MILLER/HOWARD. Miller/Howard will indemnify and hold harmless Meeder, the Portfolio, the Company, the Fund, and their Covered Persons, against any and all Liabilities (including the reasonable costs of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith), which

              (a) arise out of any untrue statement of a material fact in the registration statement of the Portfolio filed on Form N-1A (including amendments and supplements thereto) with respect to information about Miller/Howard or its affiliates (including any investment performance information of Miller/Howard or its affiliates);

              (b) arise out of (A) information that is furnished by Miller/Howard or affiliates specifically for inclusion in the Company's Form N-1A, in advertising or sales literature or omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (B) any untrue statement of a material fact used by the Portfolio or the Company on behalf of the Fund, or an omission of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if included at the request, or with the written permission, of Miller/Howard;

              (c) result from the failure of any representation or warranty made by Miller/Howard to be accurate when made or the failure of Miller/Howard to perform any covenant contained herein or to otherwise comply with the terms of this Agreement; or

              (d) arise out of any unlawful or negligent act by Miller/Howard or its affiliates, whether such act was committed against Miller/Howard, Meeder, the Portfolio, the Fund or any third party.

         3.6 ASSUMPTION OF DEFENSE. The indemnifying parties specified in Sections 3.2, 3.4 and 3.5 and Paragraphs 3.3(c) and 3.3(d) hereof will be entitled to participate at their own expense in the defense or, if they so elect, to assume the defense of any suit brought to enforce any such liability, but, if any such indemnifying parties elects to assume the defense of any such suit and retain counsel, each Covered Person, Meeder Indemnified Party or Miller/Howard Indemnified Party (each an "Indemnified Party" and collectively the "Indemnified Parties"), as the case may be, and any other defendant or defendants may retain additional counsel, but shall bear the fees and expenses of such counsel unless (A) the indemnifying parties shall have specifically authorized in writing the retaining of such counsel or (B) the parties to such suit include any Indemnified Party and any indemnifying party, and any such Indemnified Party has been advised by counsel that one or more legal defenses may be available to it that may not be available to such indemnifying party, in which case the indemnifying parties shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The indemnifying parties shall not be liable to indemnify any Indemnified Party for any settlement of any claims affected without their written consent, which consent shall not be unreasonably withheld or delayed, provided that such consent does not include any admission of wrongdoing by, or restrictions on the future activities of, the indemnifying parties. The indemnities set forth in this Agreement will be in addition to any liability that the indemnifying parties might otherwise have to an Indemnified Party.

         3.7 IN-KIND REDEMPTION. If the Fund desires to redeem all of its Shares, unless otherwise agreed to by the parties hereto, the Portfolio will effect such redemption "in kind" and in such a manner that the securities delivered to the Fund's custodian for the account of the Fund will mirror, as closely as practicable, the composition of the Portfolio immediately prior to such redemption. Unless otherwise agreed to by the relevant parties hereto, no other redemption of any Shares will be satisfied by means of an "in kind" redemption except in compliance with Rule 18f-1 under the 1940 Act, provided, however, that for purposes of determining compliance with Rule 18f-1, each shareholder of the Fund redeeming shares of the Fund on a particular day will be treated as a direct holder of Interests in the Portfolio being redeemed that day.

         3.8 REASONABLE ACTIONS. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement and to carry out its intent and purpose.

                                       IV
                              ADDITIONAL AGREEMENTS

         4.1 NOTIFICATION OF CERTAIN MATTERS. Each party will give prompt notice to the other parties of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause either
(i) any representation or warranty contained in this Agreement to be untrue or inaccurate, or (ii) any condition precedent set forth in Section 1.7 hereof to be unsatisfied in any material respect at any time from the date hereof to the Time of Investment and (b) any material failure of a party or any trustee, director, officer, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.1 shall not limit or otherwise affect the remedies available, hereunder or otherwise, to the party receiving such notice.

         4.2 ACCESS TO INFORMATION. From the date hereof to the Time of Investment, each party shall afford each other party access at all reasonable times to such party's officers, employees, agents and offices and to all its relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

         4.3 CONFIDENTIALITY. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the disclosing party, except if disclosure is required by the SEC, any other regulatory body or the Fund's or Portfolio's respective auditors, or in the opinion of counsel such disclosure is required by law, and then only with as much prior written notice to the disclosing party as is practical under the circumstances.

         4.4 PUBLIC ANNOUNCEMENTS. Each party shall consult with the other parties and with legal counsel before issuing any press release or otherwise make any public statements with respect to the matters covered by this Agreement and shall not issue any press release or make any public statement prior to such consultation, except as may be required by law or the SEC.

                                        V
                            TERMINATION AND AMENDMENT

         5.1 TERMINATION. This Agreement may be terminated (a) by the Fund upon five business days' notice to the Portfolio and Meeder, (b) at any time by the Fund by redeeming all of the Fund's Shares, (c) on not less than 20 days' prior written notice by the Portfolio and Meeder to the Fund, and (d) at any time immediately upon written notice to the other parties in the event that formal proceedings are instituted against another party to this Agreement by the SEC or any other regulatory body, provided that the terminating party has a reasonable belief that the institution of the proceeding is not without foundation and will have a material adverse impact on the terminating party. The indemnification obligations in Article III and the confidentiality provisions in
Section 4.3 shall survive the termination of this Agreement.

         5.2  AMENDMENT.  This   Agreement  may   be   amended,   modified    or
supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                       VI
                               GENERAL PROVISIONS

         6.1 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when actually received in person or by facsimile, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed as follows:

If to the Fund:                     Morgan Keegan Select Fund, Inc.
                                    Morgan Keegan Tower
                                    Fifty Front Street
                                    Memphis, Tennessee  38103
                                    Attn: Allen B. Morgan, Jr.


If to the Portfolio:                Utilities Stock Portfolio
                                    P.O. Box 7177
                                    6000 Memorial Drive
                                    Dublin, Ohio 43017
                                    Attn:  President

If to Meeder:                       Meeder Asset Management, Inc.
                                    P.O. Box 7177
                                    6000 Memorial Drive
                                    Dublin, Ohio 43017
                                    Attn:  President

If to Miller/Howard:                Miller/Howard Investments, Inc.
                                    141 Upper Byrdcliffe Road
                                    P.O. Box 549
                                    Woodstock, New York 12498



Each party to this Agreement may change the identity of the person to receive notice by providing written notice thereof to the other party to the Agreement.

         6.2 EXPENSES. Unless stated otherwise herein, all costs and expense associated with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         6.3 HEADINGS. The headings and captions in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         6.5 ENTIRE AGREEMENT. This Agreement and the agreements and other documents delivered pursuant hereto set forth the entire understanding among the parties concerning the subject matter of this Agreement and incorporate or supersede all prior understandings.

         6.6 SUCCESSORS AND ASSIGNMENTS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of the other party. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

         6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

         6.8 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         6.9 INTERPRETATION. Any uncertainty or ambiguity existing herein shall not presumptively be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

         6.10 ADDITIONAL LIMITATIONS OF LIABILITY. The Portfolio, Meeder and Miller/Howard agree and acknowledge that the Company has entered into this Agreement solely on behalf of the Fund and no other series of the Company shall have any obligation hereunder with respect to any liability of the Company arising hereunder.

Very truly yours,

UTILITIES STOCK PORTFOLIO           and         MEEDER ASSET
                                                MANAGEMENT, INC.

By:                                             By:
   ---------------------------                     -----------------------------

   ---------------------------                     -----------------------------
   Name                                            Name

   ---------------------------                     -----------------------------
   Title                                           Title


Date:                                           Date:
     -------------------------                       ---------------------------
                                    and

MILLER/HOWARD INVESTMENTS, INC.

By:
   ---------------------------

   ---------------------------
   Name

   ---------------------------
   Title


Date:
     -------------------------




Agreed to:

MORGAN KEEGAN SELECT
FUND, INC.

By:
   ---------------------------

   ---------------------------
   Name

   ---------------------------
   Title


Date:
     -------------------------

                                    EXHIBIT A

                                                              ___________, 2000

                                   APPLICATION
                                for investment in
                   Utilities Stock Portfolio (the "Portfolio")


Name of Purchaser: Morgan Keegan Select Fund, Inc. - Morgan Keegan Utility Fund

Type of Organization:  Maryland corporation

Address:  Morgan Keegan Tower
          Fifty Front Street
          Memphis, TN  38103

Name of Authorized Contact:  ______________

Telephone Number of Authorized Contact:  (901) 524-____________

         The undersigned hereby represents, warrants and agrees that:

         1. It has reviewed the Portfolio's Declaration of Trust and the Portfolio's Procedures for Allocations and Distributions and agrees to be bound by their terms.
         2. It has reviewed the Portfolio's Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission, and agrees to the terms thereof.
         3. It is not an individual, partnership, S corporation or grantor trust which is beneficially owned by an individual, partnership or S corporation as defined in the Internal Revenue Code of 1986, as amended.

         4.  Subsequent  to the transfer of its assets to the  Portfolio it will
             own  no  investment   security  other  than  its  interest  in  the
             Portfolio.

         5. It will seek instructions from its security holders with regard to the voting of all proxies with respect to its interest in the Portfolio and vote such proxies only in accordance with such instructions, or vote its interest in the Portfolio in the same proportion as the vote of all other investors in the Portfolio.

                                        MORGAN KEEGAN FUND, INC.-
                                        MORGAN KEEGAN
                                        UTILITY FUND


                                        By:___________________________
                                        Its:___________________________












                                       A-2